UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2019

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition

On May 16, 2019, EnerSys issued an earnings press release discussing its preliminary financial results for the fourth quarter and full year of fiscal 2019. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 8.01.    Other Events

On May 16, 2019, EnerSys issued a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.175 per share, payable on June 28, 2019, to stockholders of record as of June 14, 2019. The press release, attached hereto as Exhibit 99.2, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated May 16, 2019, of EnerSys regarding the preliminary financial results for the fourth quarter and full year of fiscal 2019.

99.2	Press Release, dated May 16, 2019, of EnerSys regarding a quarterly cash dividend.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: May 16, 2019	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer